                                                                  EXHIBIT 10.20

Confidential Treatment Requested with respect to certain portions of this agreement.


                            SHAREHOLDERS AGREEMENT

          SHAREHOLDERS AGREEMENT, dated as of June 9, 2000 (this "Agreement"), between Evoke Communications Inc., a Delaware corporation ("Evoke"), and @viso Limited, a company incorporated under the laws of England and Wales ("@viso").

          WHEREAS, Evoke and @viso desire to associate themselves, directly or through one or more affiliates, as shareholders (the "Shareholders") of Evoke Communications B.V., a Netherlands corporation (the "Company"), to launch and produce Internet communication services, including audio, video and data web conferencing, web collaboration and streaming in the countries in Europe, which are listed in Annex A hereto (the "Territory");
              -------

          WHEREAS, it is deemed in the best interests of the Shareholders and the Company that provision be made for continuity and stability of policy and ownership of the Company, to the extent and upon the terms and conditions hereinafter set forth; and

          WHEREAS, the Company and the Shareholders acknowledge that Evoke's ability to consolidate the operating results of the Company into Evoke's financial operations is a fundamental element of the transaction contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereby agree as follows:

1.  Organization of Company
    -----------------------

          (a) On or before June 30, 2000 (i) Evoke will subscribe to 4,590,000 Common Shares of the Company at * per share for a cash contribution of *, (ii) @viso will subscribe to 4,410,000 Common Shares of the Company at * per share for a cash contribution of * (such 9,000,000 Common Shares being herein called "Shares"), and (iii) in consideration for * from the Company (* in cash and i5,000,000 through a promissory note to Evoke which note will bear interest at 8% per annum and be payable at the earlier of (1) two years from the date of such note, (2) the date of closing the initial public offering (the "IPO") of equity securities of the Company, (3) the date of a change in control of the Company and (4) the date of closing an equity financing yielding not less than i10,000,000 in proceeds to the Company), Evoke will execute and deliver the


* Confidential Treatment Requested
license agreement substantially in the form attached as Annex B hereto (the
                                                        -------
"License Agreement"). The deed of incorporation containing the Articles of Association of the Company will be substantially in the form of Annex C hereto.
                                                                -------
Concurrently with its capital subscription under this Section 1(a), @viso will enter into a line of credit agreement permitting the Company to borrow up to
* as required from time to time to finance operations, which borrowings will bear interest at 8% per annum and be payable at the earlier of (i) the IPO of the Company and (ii) June 30, 2005.

          (b) Up to 1,000,000 additional Common Shares (subject to adjustment for stock splits, combinations, and other changes in capitalization) may be issued to a foundation, which will issue depositary receipts therefor to employees, directors and consultants of the Company pursuant to stock option or award plans adopted by the Board of Directors of the Company.

          (c) Up to 5,000,000 shares of Common Shares (subject to adjustment for stock splits, combinations and other changes in capitalization) will be reserved for issuance from time to time to Evoke, at a subscription price to be determined by the Board of Directors of the Company, as required to allow it to maintain its 51% voting control of the Company.

2.   Scope of Operations and Responsibilities
     ----------------------------------------

          (a) Notwithstanding the extent of the objects set forth in its Articles of Association, the operations of the Company will be limited to launching and producing Internet communication services, including audio, video and data web conferencing, web collaboration and streaming in the Territory and such other activities as may be approved by the Board of Directors in accordance with Section 4 below.

          (b) Evoke and @viso affiliates will work with the Company to provide advice and services for the launch and ongoing support of the Company's operations, including recruiting the President/Chief Executive Officer and other senior management. For purposes of this Agreement, the term "affiliate" means any person who controls, or is controlled by or under common control with, the affiliated party, and, unless the context otherwise requires, references to the parties and the Shareholders include their respective affiliates. The Company will pay the Shareholders and their



* Confidential Treatment Request.

affiliates fees and reimburse allocated costs for services performed pursuant to this Section 2, but only if approved by the Board of Directors pursuant to
Section 4(d) below.

          (c) Evoke will provide, pursuant to the License Agreement or otherwise, all intellectual property and technology owned by it which are necessary for the Company to operate its business in the Territory on a basis comparable to Evoke's current operations in the United States. Evoke represents and warrants to @viso that (i) such intellectual property will include all licenses, trademarks, service marks, trade names and other intellectual property necessary for such operations, without, to Evoke's knowledge, any material conflict or infringement of the rights of others, except for that certain Complaint filed on March 17, 2000 in the United States District Court for the Northern District of California, and (ii) such technology will include all software and infrastructure, as set forth in the License Agreement, which, to Evoke's knowledge, as adapted to or specifically developed for the local market, will allow such operations.

          (d) Affiliates of @viso will work with the Company to provide advice and services as required and agreed to among the parties, including analyzing markets and competition, proposing an entry strategy, preparing business plans, identifying potential partners and co-investors, locating and acquiring office and other facilities, developing operational structures and processes, recruiting personnel and obtaining general administrative services, and complying with national and European Commission merger or other regulations.

          (e) Except as set forth in the License Agreement, including, but not limited to Section 2.1 of the License Agreement, for so long as Evoke owns, directly or indirectly, at least 10% of the equity interests in the Company, Evoke will not directly or indirectly engage in or carry on any business which is, or is reasonably likely to be, in competition with the Company within the Territory.

          (f) Prior to the closing of the transactions contemplated herein, the Company and @viso and each of its affiliates that is anticipated to have a material business relationship with Evoke or the Company, including Cegetel, shall enter into noncompete and nonsolicitation agreements in the forms and on the terms to be agreed to by the parties.

3.  Representations and Warranties
    ------------------------------

          Each of Evoke and @viso hereby represents and warrants to the other as follows:

          (a) It is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to enter into and perform this Agreement.

          (b) No consent, approval or authorization of or declaration or filing with any governmental authority or person or entity is required on its part in connection with the execution or performance of this Agreement.

          (c) The execution and delivery of this Agreement and the performance of its obligations hereunder will not (i) violate or be in conflict with any provision of law, any order, rule or regulation of any court or other agency of government, or any provision of its charter or by-laws, or (ii) violate, be in conflict with, result in a breach of, or constitute a default under any material indenture, license, lease, agreement or other instrument to which it is a party or by which it or any of its properties is bound.

4.   Management
     ----------

          (a) Responsibility for the management, supervision and conduct of the operations of the Company will be vested in its Board of Directors.

          (b) The total number of directors comprising the Board will be seven. So long Evoke and @viso continue to hold at least 10% of the equity securities of the Company, respectively, Evoke will designate four directors, and @viso will designate two directors. The President/Chief Executive Officer of the Company who will also be a member of the Board will be designated by a vote of a majority of the other members of the Board. The President/Chief Executive Officer may be terminated at any time by either Shareholder, provided he has
                                                             --------
breached his Employment Agreement.

          (c) A quorum of directors at any meeting of the Board shall consist of four directors, including one director designated by Evoke and one director designated by @viso. Any corporate action to be taken by vote of the Board shall be authorized by vote of not less than a majority of the directors present at any such meeting at which a quorum is present and acting throughout, or by written consent of all directors of the Company except as may be otherwise required by paragraph (d) below or by law.

          (d) Strategic corporate actions that are outside the ordinary course of business, except for actions taken in connection with the rights granted pursuant to the License Agreement and the attachments thereto, may be taken by the Board only upon authorization by a majority vote of the directors that includes at least one director designated by @viso, These include:

          (i) any acquisition or capital expenditure that involves an amount exceeding 20% of the assets of the Company;

          (ii) any sale, lease or other disposition of assets that involves an amount exceeding 20K of the assets of the Company;

          (iii) the incurrence, guarantee or otherwise becoming liable with respect to any indebtedness for borrowed money in an amount exceeding 20% of the assets of the Company;

          (iv) the execution of any strategic contract, or the incurrence of any obligation, with a commitment of an amount exceeding 20% of the assets of the Company;

          (v) the issuance or sale of any Common Shares (including the IPO of the Company) to new Shareholders other than the 1,000,000 Common Shares referred to in Section 1(b), as well as of any other securities and the terms thereof, other than as required by Section 8(c);

          (vi)   any call for additional capital pursuant to Section 5 below;

          (vii) any proposal made to the Shareholders regarding any declaration or payment of any dividend or other distribution, direct or indirect, on account of any Shares or any purchase or other acquisition, direct or indirect, by the Company of any Shares;

          (viii) any services contract or business arrangement with a Shareholder;

          (ix) the adoption of any stock option or award plan for employees, directors or consultants; and

          (x) engaging in any business other than as contemplated by Section 2 above and activities incidental thereto, either directly or through any corporation or other entity in which the Company has, directly or indirectly, an equity interest.

          (e) The following corporate actions may be taken by the Shareholders only upon authorization by a majority vote that includes Shares held by both Evoke and @viso, for so long as Evoke and @viso owns, directly or indirectly, at least 10% of the equity securities of the Company, respectively:

          (i) any increase or decrease in the total number of authorized directors comprising the Board;

          (ii) any amendment, alteration or repeal of any provision of the Articles of Association; and

          (iii) any merger or consolidation, whether or not the Company is the surviving corporation; any sale, lease, exchange or other disposition of all or substantially all of the assets of the Company; or the liquidation of the Company (whether voluntary or otherwise) or the revocation of any such step; and

          (iv) any declaration or payment of any dividend or other distribution, direct or indirect, on account of any Shares or any purchase or other acquisition, direct or indirect, by the Company of any Shares.

5.   Additional Capital
     ------------------

          In the event that additional capital is required by the Company for acquisitions to penetrate European markets, the Board may, in accordance with
Section 4(d), call for up to i10,000,000 of additional contributions by the Shareholders in proportion to their respective holdings of Shares. Additional capital contributions by Evoke may, at Evoke's option, be financed by a loan from @viso, which loan will bear interest at 8% per annum and be payable at the earlier of the closing of the Company,s IPO or the date three years from the date of such loan.

6.   Financial Information
     ---------------------

          (a) So long as a Shareholder holds at least 50% of its original Shares, the Company shall deliver to such

Shareholder (i) within 30 days after the end of each fiscal year of the Company, year-end financial reports; (ii) within 20 days after the end of each of the first three quarters of each fiscal year, quarter-end financial reports; and
(iii) within 30 days prior to the end of each fiscal year, a business plan and budget for the next fiscal year. In addition, the Company shall, upon reasonable notice, give each such Shareholder, during regular business hours, reasonable access to the properties, documents and records, financial and otherwise, of the Company, and provide copies or extracts of the Company's documents and records as such Shareholder may reasonably request.

          (b) The Company shall deliver to Evoke all financial and other information necessary for Evoke to consolidate revenue, losses and other operating results of the Company. Such information shall be provided to Evoke within 30 days of Evoke's request.

7.   Restrictions on Transfer; Buy-Out
     ---------------------------------

          (a) Prior to the IPO of the Company, neither Shareholder shall assign, sell, pledge or otherwise transfer its Shares except (i) to an affiliate of such Shareholder which agrees to be bound by the terms of this Agreement as though named as a party hereto, (ii) with the prior written consent of the other Shareholder, or (iii) as provided in Section 10 below; provided, however, that
                                                       --------  --------
no such transfer pursuant to clause (i) above shall be made to a competitor of the Company, as determined by the Board of Directors, except that such restrictions on transfer shall not apply to a transfer in connection with a change in control of Evoke.

          (b) in the event that no IPO of the Company occurs within two years after the date hereof, Evoke will have the right to acquire all, but not less than all, the Shares held by @viso and/or its affiliates, which right will be exercisable by notice to @viso. The purchase price for Shares to be acquired by Evoke will be the fair value of the Shares as agreed by the parties.

          If the parties are unable to agree on the value of the Shares, and the difference between their valuations is less than 10% of the lower valuation, the average between the valuations shall be used to determine fair value. If the difference is greater than lot of the lower valuation, the parties shall engage an independent internationally recognized investment bank to perform its own valuation, applying methods commonly used in the industry, which shall be completed within 60 days. Of the three valuations, the valuation that differs in magnitude most from the other two valuations shall be disregarded, and the average between the two remaining valuations shall be used to determine fair value. The fees and expenses of such investment bank will be shared equally by the parties.

a.   Preemptive Rights
     -----------------

          (a) So long as a Shareholder holds at least 50% of its original Shares, the Company will give such Shareholder notice each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock. Within 30 days of receiving such notice, such Shareholder may agree to purchase, at the same price and on the same terms as such offer, up to that portion of such securities which equals the proportion that the number of Shares held by such Shareholder and its affiliates bears to the total number of Common Shares then outstanding (assuming full conversion and exercise of all convertible securities then outstanding).

          (b) The preemptive right in paragraph (a) above shall not be applicable (i) to the issuance of Common Shares (or options therefor) to employees, directors, or consultants pursuant to plans or agreements approved by the Board of Directors, (ii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, or as a result of any reclassification, stock split or stock dividend, (iii) to the issuance of securities in the Company's IPO, (iv) to the issuance of securities in connection with a business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise that has been approved by the Board of Directors, or (v) to the issuance of securities to strategic partners, licensors, financial institutions or lessors in connection with transactions approved by the Board of Directors and not primarily for equity-financing purposes.

          (c) Notwithstanding Sections 8(a) and 8(b), Evoke shall be entitled to purchase additional equity securities as required to consolidate revenue, losses and other operating results of the Company.

9.   Offering Rights
     ---------------

          (a) If the Company shall receive, within 90 days of a change in control of Evoke which change has been approved by Evoke's Board of Directors after two years from the date hereof, written request from @viso that the Company effect a registration of its Common Shares pursuant to this Section 9(a), the Company shall, provided that such registration shall cover at least the number of Common Shares that would result in an aggregate offering of at least $10,000,000, use its best efforts to cause such Common Shares to be registered and sold in a firmly committed underwritten public offering, subject to customary terms and conditions, including indemnification by the Company of selling Shareholders and underwriters; provided the Company is obligated to
                                       --------
effect only one such public offering pursuant to this Section 9(a). The Company may postpone for up to 180 days action to effect an offering pursuant to this
Section 9(a) if the Board of Directors determines that such offering could reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any acquisition or merger or similar transaction.

          (b) Six months after the Company's IPO, a Shareholder or Shareholders holding at least 2,250,000 Shares (subject to adjustment for stock splits, combinations and other changes in capitalization) shall be entitled to require the Company to file or take other action to allow a public offering of Shares; provided the company is obligated to effect only two such public offerings
--------
pursuant to this provision. In addition, if securities of the Company are eligible for public sale by a short-form or abbreviated offering prospectus, each Shareholder shall be entitled to require the Company to effect a public offering at any time, provided such Shareholder can exercise such right only
                      --------
once every 12 months. The Company may postpone for up to 180 days action to effect an offering pursuant to this Section 9(b) if the Board of Directors determines that such offering could reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any acquisition or merger or similar transaction.

          (c) If the Company effects a public offering of its equity securities, other than its IPO or an offering in connection with an acquisition, merger or similar transaction or a registration of securities under an employee benefit plan, each Shareholder holding at least 2,250,000 Shares (subject to adjustment for stock splits, combinations or other changes in capitalization) shall be entitled to have all or a portion of its Shares included in such offering except to the extent the underwriters managing such offering advise the Company in writing that the amount of Common Shares proposed to be sold is greater than the amount they believe feasible to sell at that time on the terms approved by the Company, in which case the number of Shares that may be included in such offering shall be allocated first to the Company and second to the Shareholders pro rata based on their respective number of Shares then held.

          (d) In connection with any offering of Shares effected pursuant to this Section 9, each selling Shareholder shall be responsible for any underwriting discounts and commissions applicable to its Shares and the Company shall be responsible for all other expenses, including, without limitation, all filing, printers and accounting expenses, and fees and disbursements of counsel for the Company and one counsel for the selling Shareholders. In addition, the Company will provide customary indemnification for the selling Shareholders and any underwriter of Shares sold by them.

          (e) During the period beginning 10 days prior and ending 180 days after the effective date of an underwritten public offering by the Company, the Shareholders shall not, directly or indirectly, sell, offer or contract to sell, grant any option to purchase or otherwise transfer or dispose of (other than to an affiliate or pursuant to gifts to donees who agree to be similarly bound) any Shares at any time during such period except Shares included in such offering.

          (f) The rights pursuant to this Section 9 may be assigned by each Shareholder together with any transfer of at least 50% of its Shares, provided the transfer complies with the applicable terms of this Agreement.

10.  Change in Control
     -----------------

          (a) In the event of a change in control of Evoke which change has not been approved by the Board of Directors of Evoke, @viso will have the right to acquire all, but not less than all, the Shares held by Evoke, which right will be exercisable by notice to Evoke within 90 days following the public announcement of such change of control. For the purpose of this Section, the term "change in control" means a change in the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Shareholder, or any affiliate directly or indirectly controlling such Shareholder, whether through the ownership of voting securities, by contract or otherwise.

          (b) Within 60 days of a notice pursuant to paragraph (a) above, Evoke or its successor will have the right to acquire all, but not less than all, the Shares held by @viso, which right will supersede @viso's rights under paragraph
(a) above.

          (c) The purchase price for Shares to be acquired under paragraphs (a) or (b) above will be the greater of (x) the selling Shareholder's total investment in the Company, including loans, plus interest thereon at 8% per annum, and (y) the fair value of such Shares determined, at the option of the acquiring party, on the basis of a total value of the Company equal to:

          (A) 20 times the total revenues for the latest four quarters for which financial statements are available; or

          (B)  as agreed by the parties.

If the parties are unable to agree on the value of Shares under clause (B) above, and the difference between their valuations is less than 10% of the lower valuation, the average between the valuations shall be used to determine fair value. If the difference is greater than 10% of the lower valuation, the parties shall engage an independent internationally recognized investment bank to perform its own valuation, applying methods commonly used in the industry, which shall be completed within 60 days. Of the three valuations, the valuation that differs in magnitude most from the other two valuations shall be disregarded, and the average between the two remaining valuations shall be used to determine fair value. The fees and expenses of such investment bank will be shared equally by the parties.

          (d) At Evoke's election, Shares acquired under paragraph (b) above may be purchased for the same consideration given in the Evoke change-in-control transaction, whether cash or stock or both.

11. Termination
    -----------

          (a) This Agreement shall terminate on the earliest of (i) 20 years from the date hereof, or such later date to which the parties may agree at any time within two years prior to the termination of such 20-year period, (ii) the date agreed to in writing by the Shareholders, or (iii) the date on which the Company shall file for bankruptcy, be wound up or dissolved; provided, however,
                                                             ------------------
the provisions set forth in Sections 4, 5, 6, 7, 8 and 10 shall terminate upon consummation of the Company's IPO, except as required by Evoke for the purpose of consolidating revenue, losses and other operating results of the Company. This Agreement shall terminate as to any Shareholder at the time such Shareholder ceases to own any Shares.

          (b) In the event of termination pursuant to paragraph (a) above, unless the Shareholders shall otherwise agree, the Company shall be liquidated, and (i) the net assets distributed to the Shareholders in proportion to their respective interests and (ii) the intellectual property and technology rights provided to the Company by Evoke pursuant to the License Agreement may be repurchased by Evoke as set forth in the License Agreement.

          (c) Notwithstanding the foregoing, in the event of a buy-out by @viso of the Shares held by Evoke pursuant to Section 10, or in the event that Evoke otherwise ceases to own any Shares, to the extent provided for in the License Agreement, Evoke shall not be entitled to repurchase its technology pursuant to
Section 11(b) hereof and the License Agreement.

12. Miscellaneous
    -------------

          (a) This Agreement shall not be deemed to create a partnership between the Shareholders and neither of them shall have any authority to bind the other in any way.

          (b) All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto except as otherwise expressly limited herein.

          (c) Each party shall bear its own costs incurred in the negotiations and preparation of this Agreement and of matters incidental thereto.

          (d) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered or mailed, first-class airmail, postage prepaid:

     To Evoke:
               Evoke Communications, Inc.
               1157 Century Drive
               Louisville, CO 80027
               Attention: Paul Berberian

               Telephone: 303-928-2400
               Fax:       303-928-2837

          with a copy to:

               Cooley Godward LLP

               2595 Canyon Boulevard
               Suite 250
               Boulder, CO 80302
               Attention: Michael L. Platt, Esq.
               Telephone: 303-546-4000
               Fax:       303-546-4099

     To @viso:

               @viso Limited
               c/o Macfarlanes
               10 Norwich Street
               London EC4A 1BD
               England

               Attention:  Charles Martin

               Telephone: 44-207-831-9222
               Fax:       44-207-831-9607

          with a copy to:

               Sullivan & Cromwell
               125 8road Street
               New York, NY 10004
               United States
               Attention: Stephen A. Grant, Esq.

               Telephone: 212-558-3504
               Fax:       212-558-3588
or in each case to such other address as the party may have furnished to the other party in writing.

          (e) in the event of the invalidity of any part or provision of this Agreement, such invalidity shall not affect the enforceability of any other part or provision of this Agreement.

          (f) No waiver by any party or any default in the strict performance of or compliance with any provision herein shall be deemed to be a waiver of performance and compliance as to any other provision, or as to such provision in the future; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No remedy expressly granted herein to any party shall be deemed to exclude any other remedy which would otherwise be available.

          (g) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements between the parties with respect to such subject matter. The Shareholders agree to vote their Shares to give effect to this Agreement and, in the event of a conflict between this Agreement and the Articles of Association of the Company, the provisions of this Agreement shall prevail. If the implementation or performance of this Agreement is in any way precluded by the Articles of Association, the Shareholders shall, to the extent permitted, promptly amend the Articles to permit full implementation and performance. The Company and @viso will negotiate such modifications to this Agreement as may from time to time be necessary or appropriate to assure future and historical consolidation by Evoke of the financial results of the Company into Evoke's consolidated financial operations, so long as such modification does not materially affect @viso's economic interest in the Company.

          (h) This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

13.  Governing Law; Arbitration
     --------------------------

          This Agreement will be governed by and construed in accordance with the laws of the State of New York. Any claim or disagreement arising out of or in connection with this Agreement shall be referred to arbitration in London,

England with three arbitrators under the LCIA Rules. The arbitration award shall be final and binding upon the parties and judgment thereon may be entered in any court having jurisdiction.


                                ---------------

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


                                  EVOKE COMMUNICATIONS, INC.


                                  By:_________________________________
                                     Paul Berberian
                                     President and CEO



                                  @VISO LIMITED


                                  By:_________________________________
                                     Ronald D. Fisher
                                     Director

                                                                        ANNEX A

Continental Europe:
------------------

Austria                         Luxembourg

Belgium                         The Netherlands

Bulgaria                        Norway

Czech Republic                  Poland

Denmark                         Portugal

Estonia                         Romania

Finland                         Russia

France                          Spain

Germany                         Sweden

Greece                          Switzerland

Hungary                         Turkey

Italy                           United Kingdom

Lithuania